Exhibit 99.1

DeVry Education Group Announces First-Quarter 2016 Results

Medical and Healthcare Segment Revenue Up 8.7% as Diversification Strategy Continues

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--October 22, 2015--DeVry Education Group (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2016 first quarter ended Sept. 30, 2015. DeVry Group also reported enrollment results at DeVry Medical International, Chamberlain College of Nursing, Carrington College, DeVry Brasil, and DeVry University and its Keller Graduate School of Management.

“We expect DeVry Group’s strategy of quality, diversification and long-term focus to return us to revenue growth, beginning with fiscal 2017,” said Daniel Hamburger, president and CEO of DeVry Education Group. “Our 2016 first quarter results reflect solid execution of our strategy, including the planned repositioning of DeVry University and the continued growth in our healthcare and international segments.”

Academic and operational accomplishments:

  American University of the Caribbean School of Medicine and Ross University School of Medicine enrolled their largest incoming classes in September
  Chamberlain College of Nursing opened a new campus in Irving, Texas, in September and is on track to open a campus in Charlotte, North Carolina, in January 2016
  DeVry University expects to achieve its target of at least $125 million in cost savings and maintain positive segment economics in fiscal 2016
  Abhay Ghiara, Fulbright Scholar and senior professor of arts, humanities, and economics at DeVry University, was selected to be a peer reviewer and evaluator for the Fulbright Commission

Selected financial data for the three months ended September 30, 2015:

  Total revenue decreased 4.5 percent to $441.4 million
  Medical and Healthcare segment revenue grew 8.7 percent
  International and Professional Education segment revenue grew 10.3 percent
  Business, Technology and Management segment revenue decreased 21.7 percent
  Reported net income was $5.5 million, compared to $20.4 million last year; net income excluding special items was $24.5 million, compared to $30.9 million last year
  Reported diluted earnings per share was $0.08, compared to diluted earnings per share of $0.31 last year; earnings per share excluding special items was $0.38, compared to $0.47 last year
  Operating cash flow was $116.6 million compared to $141.1 million last year
  Cash and cash equivalents were $436.5 million as of Sept. 30, 2015 compared to $473.1 million as of Sept. 30, 2014
  DeVry Group repurchased approximately 292,000 shares of common stock, up 32 percent from the prior quarter

The fiscal 2016 first quarter results contained an after-tax charge of $19.0 million related to workforce reduction and real estate consolidations primarily at DeVry University. (See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule” on p. 7)

Operating Highlights

Medical and Healthcare Segment

For the first quarter, segment revenue of $224.0 million increased 8.7 percent compared to the prior year. The revenue increase was driven by strong demand at Chamberlain College of Nursing. Segment operating income, excluding special items, decreased 9.6 percent to $34.6 million as compared to the prior year.

DeVry Medical International

Revenue for the quarter at DeVry Medical International grew 0.5 percent to $82.8 million. In the September 2015 semester, new student enrollment increased 17.7 percent to 991 versus 842 in the prior year. Total student enrollment increased 2.2 percent to 6,546 versus 6,406 in the prior year.

Chamberlain College of Nursing

For the first quarter, Chamberlain revenue increased 22.4 percent to $101.0 million. For the September 2015 session, new student enrollment grew 27.9 percent to 4,942 students versus 3,864 in the prior year. Total student enrollment increased 23.3 percent to 25,802 versus 20,920 in the prior year.

During the quarter, Chamberlain opened a new campus in Irving, Texas, and received approval to open a new campus in Charlotte, North Carolina, in January 2016.

Carrington College

Revenue at Carrington College decreased 2.4 percent to $40.2 million compared to the prior year. For the period ending Sept. 30, 2015, new students decreased 1.5 percent and total students decreased 1.0 percent compared to the prior year. Carrington expects improved results for the remainder of the year as it transplants programs into existing campuses, launches online programs and maintains disciplined cost control.

International and Professional Education Segment

Segment revenue increased 10.3 percent to $58.7 million compared to the prior year. On a constant currency basis, revenue in the segment grew 47 percent. Segment operating income in the first quarter decreased $2.7 million to $2.0 million.

Becker Professional Education

During the quarter, revenue increased 6.6 percent to $25.4 million, driven by strong demand for CPA and U.S. Medical Licensing Exam test preparation courses.

DeVry Brasil

Revenue in the quarter grew 13.3 percent over the previous year to $33.3 million. New and total student enrollments grew 176.0 percent and 72.1 percent, respectively. The increase at DeVry Brasil was primarily driven by the acquisitions of FMF, Faci and Damásio. On a constant currency basis, revenue grew 80.2 percent.

Business, Technology, and Management Segment

DeVry University

For the first quarter, segment revenue decreased 21.7 percent to $159.5 million. DeVry University continues its transformation by enhancing its programs and services, addressing affordability and differentiating the university through strategic marketing.

The segment recorded an operating loss of $1.6 million in the seasonally weak first quarter, excluding special items. The loss reflects the impact of lower enrollments as expense management almost entirely offset the revenue decline. Expenses declined by 21 percent compared to the year ago period. DeVry University continued to make progress on reducing its cost structure and is on track to achieve at least $125 million in cost savings and maintain positive segment economics in fiscal 2016.

For the September 2015 session, new undergraduate students declined 24.0 percent to 4,006 students. Total undergraduate students declined 20.1 percent to 31,843 students. On a same-campus basis (excluding the locations moving to an online-only delivery), new undergraduate student enrollments declined 16.0 percent and total students declined 10.5 percent.

The number of graduate coursetakers in the September 2015 session was 12,937, a decline of 16.7 percent compared to the prior year.

Balance Sheet/Cash Flow

DeVry Group generated $116.6 million of operating cash flow. As of Sept. 30, 2015, cash and cash equivalents totaled $436.5 million.

Outlook

DeVry Group provided the following outlook for the second quarter of fiscal 2016:

  Revenue is expected to decrease about six percent year over year, reflecting the planned repositioning of DeVry University and the impact of foreign currency in Brazil.
  Operating costs are expected to decline at approximately the same percentage rate as revenue versus the prior year quarter
  The effective income tax rate is expected to be in the 20 percent range, before special items

Conference Call and Webcast Information

DeVry Group will hold a conference call to discuss its fiscal 2016 first-quarter financial results on Oct. 22, 2015 at 4 p.m. Central Time (5 p.m. Eastern Time). The conference call will be led by Daniel Hamburger, president and CEO, Tim Wiggins, chief financial officer and Patrick Unzicker, chief accounting officer and treasurer.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Please say “DeVry Group Call.” DeVry Group will also broadcast the conference call via webcast. Interested parties may access the webcast through the Investor Relations section of DeVry Group's website, or http://services.choruscall.com/links/dv151022.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Nov. 12, 2015. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10073532. To access the webcast replay, please visit DeVry Group's website, or http://services.choruscall.com/links/dv151022.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance and law. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2015 and filed with the Securities and Exchange Commission (SEC) on August 27, 2015.

Selected Operating Data (in thousands, except per share data)

	First Quarter
	FY 2016	FY 2015	Change
Revenue	$441,413	$462,044	-4.5%
Net Income	$5,465	$20,440	-73.3%
Earnings per Share (diluted)	$0.08	$0.31	-74.2%
Number of common shares (diluted)	64,729	65,429	-1.1%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the first quarter of fiscal years 2016 and 2015, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations primarily at DeVry University and real estate consolidations at Carrington College in order to align its cost structure with enrollments. The following table illustrates the effects of restructuring charges on DeVry Group’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

	For the Three Months
	Ended September 30,
	2015	2014
Net Income	$5,465	$20,440
Earnings per Share (diluted)	$0.08	$0.31
Restructuring Expense (net of tax)	$19,012	$10,452
Effect on Earnings per Share (diluted)	$0.30	$0.16
Net Income Excluding Restructuring Expense (net of tax)	$24,477	$30,892
Earnings per Share Excluding Restructuring Expense (diluted)	$0.38	$0.47
Shares used in diluted EPS calculation	64,729	65,429

Enrollment Results

	2015	2014	% Change
DeVry Education Group Postsecondary Enrollments(1)(2)(3)
New students	28,323	19,766	+43.3%
Total students	140,271	121,232	+15.7%

Chamberlain College of Nursing
September Session
New students	4,942	3,864	+27.9%
Total students	25,802	20,920	+23.3%

Carrington College
3 months ending September 30, 2015
New students	2,584	2,623	-1.5%
Total students	7,560	7,634	-1.0%

DeVry Medical International(3)(4)
September Semester
New students	991	842	+17.7%
Total students	6,546	6,406	+2.2%

DeVry University
Undergraduate – September Session
New students	4,006	5,268	-24.0%
Total students	31,843	39,857	-20.1%
Graduate – September Session
Coursetakers(5)	12,937	15,532	-16.7%

DeVry Brasil(6)
September Semester
New students	14,399	5,217	+176.0%
Total students	57,819	33,591	+72.1%

1)	Includes the most recently reported enrollments at DeVry Group’s postsecondary institutions
2)	Excluding the acquisitions of FMF, Faci and Damásio law degree students, new student enrollments decreased 4.5 percent and total enrollment decreased 2.6 percent.
3)	Includes enrollments in its medical and veterinary preparatory programs offered through DeVry Medical International
4)	The number of new students reported in the September 2014 semester has been revised to 842 students versus 943 students as previously reported due to a clerical error
5)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers
6)	Excludes Damásio test prep students. Excluding the acquisitions of FMF, Faci and Damásio law degree students, new student enrollments decreased 5.0% and total student enrollment increased 5.9%.

Chart 1: DeVry Education Group Fiscal 2016 Events & Announcements
Nov. 5, 2015	Annual Shareholders’ Meeting
Feb. 4, 2016	Fiscal 2016 2nd Quarter Results Call
May 3, 2016	Fiscal 2016 3rd Quarter Results Call
Aug. 23, 2016	Fiscal 2016 4th Quarter and Year-end Results Call

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2015	2015	2014
ASSETS	(Dollars in thousands, except for share and par value amounts)
Current Assets
Cash and Cash Equivalents	$436,453	$353,022	$473,108
Marketable Securities and Investments	3,398	3,579	3,414
Restricted Cash	7,917	10,743	12,057
Accounts Receivable, Net	185,956	139,163	170,280
Deferred Income Taxes, Net	36,451	41,458	46,741
Prepaid Expenses and Other	47,939	53,092	30,272
Total Current Assets	718,114	601,057	735,872
Land, Building and Equipment
Land	59,091	59,691	67,060
Building	490,022	485,288	465,930
Equipment	522,735	521,361	488,783
Construction in Progress	16,716	26,664	25,806
	1,088,564	1,093,004	1,047,579
Accumulated Depreciation	(558,228)	(547,130)	(495,165)
Land, Building and Equipment, Net	530,336	545,874	552,414
Other Assets
Intangible Assets, Net	304,141	323,731	288,620
Goodwill	533,179	552,329	514,220
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	37,522	37,752	30,051
Total Other Assets	888,292	927,262	846,341
TOTAL ASSETS	$2,136,742	$2,074,193	$2,134,627

LIABILITIES
Current Liabilities
Accounts Payable	$59,777	$63,083	$68,183
Accrued Salaries, Wages and Benefits	74,214	83,491	83,241
Accrued Expenses	82,066	85,103	64,957
Deferred Revenue	223,343	90,232	234,884
Total Current Liabilities	439,400	321,909	451,265
Other Liabilities
Deferred Income Taxes, Net	51,236	56,092	50,552
Deferred Rent and Other	99,085	101,762	86,022
Total Other Liabilities	150,321	157,854	136,574

TOTAL LIABILITIES	589,721	479,763	587,839

NONCONTROLLING INTEREST	3,652	9,620	6,617
SHAREHOLDERS' EQUITY
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 63,573,000, 63,623,000 and 63,887,000 Shares Outstanding at September 30, 2015, June 30, 2015 and September 2014, respectively	766	760	767
Additional Paid-in Capital	356,487	350,256	331,251
Retained Earnings	1,804,482	1,796,361	1,702,289
Accumulated Other Comprehensive Loss	(122,154)	(77,114)	(32,015)
Treasury Stock, at Cost, 12,803,000, 12,414,000 and 12,156,000 Shares, respectively	(496,212)	(485,453)	(462,121)
TOTAL SHAREHOLDERS' EQUITY	1,543,369	1,584,810	1,540,171

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY	$2,136,742	$2,074,193	$2,134,627

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
	2015	2014
	(Dollars in thousands except for per share amounts)
REVENUE:
Tuition	$396,056	$421,873
Other Educational	45,357	40,171

Total Revenue	441,413	462,044
OPERATING COST AND EXPENSE:
Cost of Educational Services	245,077	246,331
Student Services and Administrative Expense	164,016	177,753
Restructuring Expense	24,073	13,317

Total Operating Cost and Expense	433,166	437,401

Operating Income	8,247	24,643
INTEREST:
Interest Income	127	397
Interest Expense	(2,326)	(393)

Net Interest (Expense) Income	(2,199)	4

Income Before Income Taxes	6,048	24,647
Income Tax Provision	(662)	(4,210)

NET INCOME	5,386	20,437
Net Loss Attributable to Noncontrolling Interest	79	3

NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$5,465	$20,440

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS
Basic	$0.08	$0.32
Diluted	$0.08	$0.31

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY
	For The Three Months
	Ended September 30,
	2015	2014
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$5,386	$20,437
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock Based Compensation Expense	6,238	5,522
Depreciation	19,677	20,448
Amortization	1,348	764
Provision for Refunds and Uncollectible Accounts	20,594	20,575
Deferred Income Taxes	(16)	(2,640)
Loss on Disposals and Adjustments to Land, Building and Equipment	7,952	53
Changes in Assets and Liabilities:
Restricted Cash	2,826	(3,710)
Accounts Receivable	(76,472)	(61,021)
Prepaid Expenses and Other	8,894	9,311
Accounts Payable	(3,303)	15,925
Accrued Salaries, Wages, Benefits and Expenses	(10,363)	(20,562)
Deferred Revenue	133,820	135,961

NET CASH PROVIDED BY OPERATING ACTIVITIES	116,581	141,063

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(22,753)	(21,152)
Marketable Securities Purchased	(13)	(11)
Purchase of Noncontrolling Interest of Subsidiary	(3,114)	-

NET CASH USED IN INVESTING ACTIVITIES	(25,880)	(21,163)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	240	3,266
Proceeds from Stock Issued Under Employee Stock Purchase Plan	279	309
Repurchase of Common Stock for Treasury	(8,255)	(2,485)
Payments of Seller Financed Obligations	(2,931)	(4,097)

NET CASH USED IN FINANCING ACTIVITIES	(10,667)	(3,007)

Effects of Exchange Rate Differences	3,397	(1,973)

NET INCREASE IN CASH AND CASH EQUIVALENTS	83,431	114,920

Cash and Cash Equivalents at Beginning of Period	353,022	358,188
Cash and Cash Equivalents at End of Period	$436,453	$473,108

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY

	For The Three Months
	Ended September 30,
			Increase
	2015	2014	(Decrease)
	(Dollars in thousands)
REVENUE:
Medical and Healthcare	$223,984	$206,012	8.7%
International and Professional Education	58,673	53,203	10.3%
Business, Technology and Management	159,466	203,641	(21.7%)
Intersegment Elimination	(710)	(812)	NM
Total Consolidated Revenues	441,413	462,044	(4.5%)
OPERATING INCOME (LOSS):
Medical and Healthcare	34,252	37,643	(9.0%)
International and Professional Education	2,038	4,738	(57.0%)
Business, Technology and Management	(25,249)	(12,468)	NM
Reconciling Items:
Home Office and Other	(2,794)	(5,270)	(47.0%)
Total Consolidated Operating Income	8,247	24,643	(66.5%)
INTEREST:
Interest Income	127	397	(68.0%)
Interest Expense	(2,326)	(393)	491.9%
Net Interest (Expense) Income	(2,199)	4	NM
Total Consolidated Income before Income Taxes	$6,048	$24,647	(75.5%)

During the three months ended September 30, 2015, DeVry Group recorded restructuring charges related to workforce reductions at DeVry University which is part of the Business, Technology and Management segment and real estate consolidations at DeVry University and Carrington College which is part of the Medical and Healthcare segment in order to align its cost structure with enrollments. During the three months ended September 30, 2015, DeVry Group recorded restructuring charges related to workforce reductions at DeVry University and real estate consolidations at DeVry University, Carrington College and DeVry Group home office (not related to any segment) in order to align its cost structure with enrollments. The following table illustrates the effects of restructuring charges on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	For The Three Months
	Ended September 30,
			Increase
	2015	2014	(Decrease)

Medical and Healthcare Operating Income	$34,252	$37,643	(9.0%)
Restructuring Charge	381	684	(44.3%)
Medical and Healthcare Operating Income Excluding Special Charges	$34,633	$38,327	(9.6%)

Business, Technology and Management Operating Income	$(25,249)	$(12,468)	NM
Restructuring Charge	23,692	12,603	88.0%
Business, Technology and Management Operating Income Excluding Special Charges	$(1,557)	$135	NM

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
630-353-9920